Exhibit 99.1

BayMedica, Inc.

AUDITED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2020

AND

INDEPENDENT AUDITORS’ REPORT

BayMedica, Inc.

(Expressed in U.S. Dollars)

For the Year Ended December 31, 2020

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of

BayMedica, Inc.

Incline Village, NV

Board of Directors

BayMedica, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of BayMedica, Inc. (the "Company"), which comprise the balance sheet as of December 31, 2020, the related statement of operations, statement of shareholders' deficit and cash flows for the year then ended, and the related notes to the financial statements (collectively, the "financial statements").

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BayMedica, Inc. as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern The accompanying financial statements have been prepared assuming that BayMedica, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about its ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Horne LLP

Ridgeland, Mississippi

December 21, 2021

BayMedica, Inc.

Balance Sheet

December 31, 2020

December 31, 2020
ASSETS
Current assets:
Cash	$54,911
Accounts receivable, net	3,925
Inventories	103,446
Prepaid expenses	20,845
Total current assets	183,127

Non-current assets:
Property and equipment, net	147,896
Other assets	100,000
Total non-current assets	247,896

TOTAL ASSETS	$431,023

LIABILITIES AND SHAREHOLDERS' DEFICIT
Liabilities
Current liabilities:
Accounts payable	$307,529
Short-term debt	2,764,570
Accrued expenses and other liabilities	393,339
Deferred revenue	25,000
Total current liabilities	3,490,438

Non-current liabilities:
Long-term debt	159,833
Total non-current liabilities	159,833

Total Liabilities	3,650,271

Commitments and contingencies (Note 8)

Shareholders' Deficit
Common stock $.001 par value; authorized 70 million shares; 9.3 million issued and
outstanding at December 31, 2020	9,303
Paid-in capital	70,168
Accumulated deficit	(3,298,719)
Total Shareholders' Deficit	(3,219,248)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$431,023

The accompanying notes are an integral part of these financial statements

BayMedica, Inc.

Statement of Operations

For the Year Ended December 31, 2020

December 31, 2020

Net sales	$720,849
Cost of sales	147,977
Gross profit	572,872

Operating expenses
Research and development	1,087,551
General and administrative	274,667
Depreciation	17,878
Loss from operations	(807,224)

Other income (expense):
Interest expense, net	(109,139)
Foreign exchange (loss)	(213)
Other income, net	1,093
Total other expense	(108,259)

Loss before income taxes	(915,483)
Income tax expense	(1,460)
Net loss	$(916,943)

The accompanying notes are an integral part of these financial statements

BayMedica, Inc.

Statement of Shareholders’ Deficit

For the Year Ended December 31, 2020

	Common Stock Shares	Common Stock Amount	Paid-in Capital	Accumulated Deficit	Total
Balance at December 31, 2019	9,290,000	$9,290	$24,121	$(2,381,776)	$(2,348,365)

Net loss	-	-	-	(916,943)	(916,943)
Employee option plans	13,333	13	786	-	799
Stock-based compensation	-	-	45,261	-	45,261

Balance at December 31, 2020	9,303,333	$9,303	$70,168	$(3,298,719)	$(3,219,248)

The accompanying notes are an integral part of these financial statements

BayMedica, Inc.

Statement of Cash Flows

For the Year Ended December 31, 2020

December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(916,943)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	17,878
Stock compensation expense	45,261
Non-cash interest	107,072
Other	20,000
Change in operating assets and liabilities:
Accounts receivable	210,700
Inventories	(99,107)
Prepaid expenses	12,168
Accounts payable	99,685
Accrued expenses and other liabilities	15,314
Net cash used in operating activities	(487,972)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	439,403
Proceeds from exercise of options and issuance of stock	799
Net cash provided by financing activities	440,202

CHANGE IN CASH
Net decrease in cash	(47,770)
Cash at beginning of period	102,681
CASH AT END OF PERIOD	$54,911

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Interest expense	$2,069
Income taxes	1,460

The accompanying notes are an integral part of these financial statements

BayMedica, Inc.

Notes to Financial Statements

December 31, 2020

Note 1 NATURE OF BUSINESS

BayMedica, Inc. (the “Company”) was incorporated in Nevada on September 16, 2016. The Company specializes in the manufacturing and commercialization of rare cannabinoids for the health and wellness sector. The majority of the Company’s sales are to customers located in the United States.

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Through December 31, 2020, the Company has funded its operations primarily with proceeds from the sale of convertible debt. The Company has incurred recurring losses and negative cash flows from operations since its inception, including a net loss of $916,943for the year ended December 31, 2020. In addition, the Company had an accumulated deficit of approximately $3.2 million as of December 31, 2020. The Company expects to continue to generate operating losses for the foreseeable future.

The Company does not expect that its cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements for greater than 12 months from the date of issuance of these financial statements. Prior to the issuance date of these financial statements, the Company merged with BayMedica, LLC, an indirect wholly-owned subsidiary of InMed Pharmaceuticals Inc. (“InMed”), (the “Merger”). The future viability of the Company beyond that point is dependent on InMed’s ability to fund the Company’s operations. As a result, the Company concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the financial statements are issued. These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its commitments, realize its assets, and discharge its liabilities in the normal course. These financial statements do not reflect adjustments to the carrying value of assets and liabilities that would be necessary if the Company was unable to continue as a going concern and such adjustments could be material.

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date, and the corresponding revenues and expenses for the periods reported. It also requires management to exercise judgment in applying the Company’s accounting policies. In the future, actual experience may differ from these estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to these financial statements are the estimate of useful life of intangible assets, the application of the going concern assumption, the impairment assessment for long-live assets, and determining the fair value of share-based payments.

BayMedica, Inc.

Notes to Financial Statements

December 31, 2020

Risks and Uncertainties

On March 11, 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. The full extent to which the COVID-19 pandemic may directly or indirectly impact the Company’s business, results of operations and financial condition, including expenses, research and development costs and employee-related amounts, will depend on future developments that are evolving and highly uncertain, such as the duration and severity of outbreaks, including potential future waves or cycles, and the effectiveness of actions taken to contain and treat COVID-19. The Company considered the potential impact of COVID-19 when making certain estimates and judgments relating to the preparation of these financial statements. The Company’s future assessment of the magnitude and duration of COVID-19, as well as other factors, could result in a material impact to the Company’s financial statements in future reporting periods.

Cash

Cash includes cash on hand and deposits with financial institutions. The Federal Deposit Insurance Corporation (“FDIC”) insures up to $250,000 on many standard transaction accounts, such as checking and savings accounts. At December 31, 2020, no cash held at institutions was in excess of the FDIC insurance limit.

Accounts Receivable

Accounts receivable primarily consist of trade receivables from customers. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. At December 31, 2020, no amounts had been charged to the valuation allowance.

Inventories

Inventories, consisting primarily of finished goods, are initially valued at weighted average cost and subsequently valued at the lower of weighted average cost and net realizable value. In determining any valuation allowances, the Company reviews inventory for obsolete, redundant, and slow-moving goods. At December 31, 2020, no amounts had been charged to the valuation allowance.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed for assets placed in service using the straight-line method over the estimated useful life of the asset. When assets are retired or sold, the cost and related allowance for depreciation is eliminated from the respective accounts, and any resulting gain or loss is reflected in operations.

Estimated Useful Lives

Machinery and equipment	10 years

Maintenance, repairs, and renewals, which neither materially add to the value of property nor appreciably prolong its useful life, are expensed as incurred.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The evaluation of long-lived assets is performed at the lowest level of identifiable cash flows. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset (or asset group) to future net cash flows expected to be generated by the asset (or asset group). If an asset (or asset group) is considered to be impaired, the loss recognized is measured by the amount by which the carrying amount of the asset (or asset group) exceeds the fair value of the asset (or asset group). No impairment was recognized for the year ended December 31, 2020.

BayMedica, Inc.

Notes to Financial Statements

December 31, 2020

Revenue Recognition

The Company recognizes revenue at an amount that reflects the consideration to which the Company expects to be entitled when its performance obligations are satisfied by transferring control of promised goods or services to the customer. ASC 606 defines a five-step process to recognize revenue that requires judgment and estimates, including identifying the contract with the customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations in the contract, and recognizing revenue when or as the performance obligation is satisfied.

Revenue consists of manufacturing and distribution sales of bulk rare cannabinoids, which are generally recognized at a point in time when control over the products have been transferred to the customer. Goods are considered transferred to the customer once they have been shipped and title and risk of loss have been transferred. Discounts and allowances provided to customers are recognized as a reduction in Net sales as control of the products is transferred to customers. Sales and other taxes that are required to be remitted to regulatory authorities are recorded as liabilities and excluded from Net sales. Limited rights of return, for claims of damaged or non-compliant products, exist with the Company’s customers.

The Company has elected the practical expedient that allows it to recognize the incremental costs of obtaining a contract as an expense, when incurred, if the amortization period of the asset that the Company otherwise would have recognized is one year or less.

Revenues within the scope of ASC 606 do not include material amounts of variable consideration. Customer payments are generally due in advance of when control is transferred to the customer. The time between invoicing and when payment is due is not significant.

Revenue is reported on the gross amount billed to a customer less sales and other taxes, if any. The Company records deferred revenue when it receives payments in advance of the delivery of products or the performance of services.

Cost of Sales

Cost of sales consist primarily of the purchase price of goods and cost of services rendered, freight costs, warehousing costs, and purchasing costs. Cost of sales also includes production and labor costs for the Company’s manufacturing business.

Shipping and Handling

The Company records freight billed to customers within Net sales. Shipping and handling costs associated with inbound freight and goods shipped to customers are recorded in cost of sales. Other shipping and handling costs, such as for quality assurance, are recorded in operating expenses.

Operating Expenses

General and administrative expenses include salaries and wages, employee benefits, selling, occupancy, insurance, share-based compensation, and other administrative expenses.

BayMedica, Inc.

Notes to Financial Statements

December 31, 2020

Share-based compensation plans

Share-based compensation is measured at fair value at the grant date. The Company grants stock options to the Company’s officers and employees. The vesting components of graded vesting employee awards are measured separately and expensed over the related tranche’s vesting period. The corresponding accrued entitlement is recorded in Additional paid-in capital. Forfeitures are accounted for when they occur. See Note 7, Share-Based Awards, for further discussion.

Income Taxes

The Company files federal and state tax returns. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due or refundable plus deferred taxes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Recent Accounting Pronouncements

Accounting Standards Updates Adopted

In May 2014, the FASB issued ASU 2014-19, Revenue from Contracts with Customers (Topic 606). Subsequently, the FASB issued additional ASUs, which further clarified this guidance. This ASU provides a single principles-based revenue recognition model with a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted this new accounting guidance on January 1, 2020 using the modified retrospective transition approach for all contracts and the adoption did not have a material impact on the Company’s results of operations. The adoption did not result in a cumulative transition adjustment as there was no change to the timing of when these costs were recognized.

Accounting Standards Updates to Become Effective in Future Periods

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes Topic 840, Leases. Subsequently, the FASB issued additional ASUs which further clarify this guidance. This ASU increases the transparency and comparability of organizations by requiring the capitalization of substantially all leases on the balance sheet and disclosures of key information about leasing arrangements. The updates are effective for fiscal years beginning after December 15, 2022. Management is evaluating the impact of this update on the Company’s financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326), which amends the Board’s guidance on the impairment of financial instruments. Subsequently, the FASB issued additional ASUs which further clarify this guidance. The ASU adds to US GAAP an impairment model that is based on expected losses rather than incurred losses, which is known as the CECL model. The CECL model applies to most debt instruments (other than those measured at fair value), trade and other receivables, financial guarantee contracts, and loan commitments. This ASU is effective for fiscal years beginning after December 15, 2022. Management is evaluating the impact of this update on the Company’s financial statements.

In December 2019, the FASB issued AS 2019-12, Simplifying the Accounting for Income Taxes (Topic 740), which removes certain exceptions to the general principles in Topic 740 and improves consistent application of and simplifies US GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This ASU is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Management is evaluating the impact of this update on the Company’s financial statements.

BayMedica, Inc.

Notes to Financial Statements

December 31, 2020

In August 2020, the FASB issued ASU 2020-06, Debt-Debit with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in an Entity’s Own Equity (Subtopic 815-40), which will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as additional paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. This ASU is effective for fiscal years beginning after December 15, 2023, with early adoption permitted for fiscal years beginning after December 15, 2020. Management is evaluating the impact of this update on the Company’s financial statements.

Note 3 CUSTOMER CONCENTRATION

The Company had four customers during the year ended December 31, 2020 which individually generated 10% or more of the Company’s net sales. These customers accounted for 68% of the Company’s Net sales. As of December 31, 2020, these customers represented 15% of the Company’s outstanding accounts receivable.

Note 4 PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2020:

2020
Machinery and equipment	$178,784
Accumulated depreciation	(30,888)
Property and equipment, net	$147,896

Depreciation expense was $17,878 for the year ended December 31, 2020.

BayMedica, Inc.

Notes to Financial Statements

December 31, 2020

Note 5 DEBT

The Company’s debt consisted of the following at December 31, 2020:

2020
Convertible notes payable	$2,632,500
Economic Injury Disaster Loan	134,100
Paycheck Protection Program (PPP)	115,800
Working capital loan	42,003
Total dept, including current portion	2,924,403
Less: Current portion	(2,764,570)
Long-term dept	$159,833

At December 31, 2020, the future maturities of debt consisted of the following:

Amount
2021	$2,764,570
2022	28,463
2023	2,834
2024	2,942
2025	3,054
Thereafter	122,540
$2,924,403

Convertible Notes Payable

From February 2017 to March 2020 the Company entered into convertible note agreements with an aggregate principal value of approximately $2.6 million. The convertible notes, bearing interest of 4% per annum, mature on December 31, 2021 with principal and interest due at maturity if not previously converted.

All convertible notes were converted to common stock in connection with the Merger. The convertible notes contained an embedded derivative feature that could accelerate repayment of the convertible notes upon a qualified financing event. Management determined, at issuance, the occurrence of a qualified financing event was within its control. Accordingly, the convertible notes were accounted for as traditional debt with interest accruing to the maturity date.

Economic Injury Disaster Loan

On June 10, 2020, the Company secured a loan offered by the U.S. Small Business Administration (“SBA”) under its Economic Injury Disaster Loan assistance program (“EIDL”) in light of the impact of the COVID-19 pandemic on the Company’s business. The principal amount of the loan was $134,100 and interest accrued at the rate of 3.75%. Installment payments, including principal and interest, are due monthly beginning twelve months from the date of the EIDL loan in the amount of $615. The balance of principal and interest is payable thirty years form the date of the promissory note.

BayMedica, Inc.

Notes to Financial Statements

December 31, 2020

Paycheck Protection Program

On April 14, 2020, the Company received loan proceeds in the amount of $115,800 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent, and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. As of December 31, 2020, the outstanding balance of the PPP loan was $115,800, of which $90,067 is included in Short-term debt in the balance sheet.

Any unforgiven portion of a PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. The Company used the proceeds for purposes consistent with the PPP.

Working Capital Loan

The Company entered into a program with American Express Company whereby the Company can request short-term commercial loans to be paid directly to eligible vendors. These loans are general unsecured obligations of the Company and bear a 12% interest rate. The terms of the program are subject to change from time to time.

Note 6 SHARE-BASED AWARDS

As of December 31, 2020, the Company has stock options under the 2018 Stock Plan. The terms of each share-based award will be determined by the Board of Directors. As of December 31, 2020, the Company has 1,056,667 shares authorized and available for grant under the 2018 Stock Plan.

For the year ending December 31, 2020, 45,261 of share-based compensation expense was recorded in general and administration. As of December 31, 2020, there was $29,025 of total unrecognized compensation cost related to stock option awards outstanding. . The cost is expected to be recognized over a weighted average period of 1.3 years.

The fair value of stock option awards was determined using a Black-Scholes option pricing model as of the grant date. Expected volatilities are based on historical stock price movements of comparable companies, as the Company’s stock is not publicly traded. The Company accounts for forfeitures of awards at the time they become known. The expected term of options was set to their contractual term. The risk-free rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the grant date.

2020
Expected volatility	91%-93%
Expected dividends	0%
Expected term (in years)	10.0
Risk-free rate	0.7%-0.8%

Stock options vest over 12 or 48 months in monthly installments, and in some cases with a one year cliff, depending on the terms of the award. The award holder will receive common shares upon exercise.

BayMedica, Inc.

Notes to Financial Statements

December 31, 2020

The following summary presents information regarding stock options as of December 31, 2020 and changes during the year then ended:

	Number of shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)
Outstanding at beginning of year	555,000	$0.06
Granted	725,000	0.06
Exercised	(13,333)	0.06
Forfeited	(26,667)	0.06
Outstanding at end of year	1,240,000	0.06	8.8
Exercisable at end of year	748,850	$0.06	8.8

A summary of the Company’s non-vested stock option activity and related information for the year ended December 31, 2020 is as follows:

	Number of Shares	Weighted Average Grant-Date Fair Value
Non-vested at December 31, 2019	395,835	$0.06
Granted	725,000	0.06
Vested	(603,018)	0.06
Forfeited	(26,667)	0.06
Non-vested at December 31, 2020	491,150	$0.06

Note 7 LEASES

The Company leases office and laboratory space under an operating lease that matures through 2024. Renewal options exist. Total rent expense was $297,972 for the year ended December 31, 2020.

The following table is a summary of the future minimum lease payments as of December 31, 2020:

Operating
2021	$321,870
2022	331,527
2023	341,475
2024	85,995
$1,080,867

BayMedica, Inc.

Notes to Financial Statements

December 31, 2020

Note 8 COMMITMENTS AND CONTINGENCIES

The Company is a party to a variety of contractual agreements under which it may be obligated to indemnify the other party for certain matters in the ordinary course of business, which indemnities may be secured by operation of law or otherwise. These agreements primarily relate to the Company’s commercial contracts, service agreements, operating leases and other real estate contracts, financial agreements, and agreements to indemnify officers, directors, and employees in the performance of their work. While the Company’s aggregate indemnification obligations could result in a material liability, the Company is not aware of any matters that are expected to result in a material liability. No amount has been recorded in the Balance Sheet for these contingent obligations.

The Company’s operations are subject to a variety of state and local regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on operations, or losses of permits that could result in the Company ceasing operations. While management believes that the Company is in substantial compliance with applicable local and state regulations as of December 31, 2020, regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

The Company entered into a patent license agreement with a third party (the “Technology Licensor”) in an agreement dated February 15, 2021 that formalized the terms sheet entered into in December 2020. As per the agreement, an upfront patent license fee of $150,000 was due to be paid to the Technology Licensor. This license fee was payable in installments based on agreed upon milestones. Of this amount, the Company paid $20,000 through December 31, 2020. The remaining upfront fees were contingent on the signing of a definitive agreement and validation by the Company of the licensed processes for commercial-scale manufacturing of the licensed products.. As of December 31, 2020, management determined that it was reasonably possible the remaining future upfront payments would be made, but did not accrue for them as they were not probable. The Company is also required to make future royalty payments to the Technology Licensor based on net sales of licensed products, with minimum payments required starting in 2021.

BayMedica, Inc.

Notes to Financial Statements

December 31, 2020

Note 9 INCOME TAXES

The Company’s deferred income tax assets are primarily the result of temporary differences in intangible assets, net operating losses, and research and development credits for book and tax purposes. The Company’s deferred income tax liabilities are primarily the result of differences in depreciation for book and tax purposes. A valuation allowance was established for deferred tax assets that the Company has estimated may not be realizable. The components of deferred tax assets and liabilities are as follows:

	2020
Deferred tax assets
Net operating loss		$474,079
Intangible assets		383,044
Research and development credits		184,248
Accrued interest		60,501
Accrued other		17,748
Gross deferred tax assets		1,119,620

Valuation allowance		(1,102,058)
Net deferred tax assets		17,562

Deferred tax liabilities
Property and equipment, net		(17,562)
Net deferred tax liabilities		(17,562)
TOTAL NET DEFERRED TAX ASSETS	$

The effective income tax rate for the year ended December 31, 2020 differs from the statutory federal rate primarily due to changes in the valuation allowance.

The components of net deferred income tax expense for income taxes for the year ended December 31, 2020 is as follows:

2020
Current tax expense	$1,460
Deferred tax expense	-
Total tax expense	$1,460

Note 10 RELATED PARTIES

The Company owed $422,500 of convertible notes payable to shareholders and related parties at December 31, 2020. The Company had accrued $38,677 of interest on these convertible notes payable at December 31, 2020.

BayMedica, Inc.

Notes to Financial Statements

December 31, 2020

Note 11 SUBSEQUENT EVENTS

The Company has evaluated subsequent events after the balance sheet date for appropriate accounting and disclosure through December 21, 2021, the date on which the financial statements were available to be issued.

Subsequent to December 31, 2020, the Company entered a definitive agreement with Technology Licensor and paid an additional $30,000.

In May 2021, the Company received notification from the SBA that the PPP loan, including accrued interest, had been fully forgiven.

The Company issued secured notes payable to InMed for $250,000 and $175,000 on September 25, 2021 and October 3, 2021, respectively.

On October 13, 2021, the Company merged with BayMedica, LLC as part of InMed’s acquisition of the Company. In conjunction with this transaction, the convertible notes payable and related accrued interest were converted into common shares of the Company immediately prior to closing and the EIDL loan was repaid in full upon closing.